Exhibit 23.1

Kost Forer Gabbay & Kasierer Menachem Begin 144, Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-2-5622555 ey.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 No. 333-231305, 333-260382 and 333-263984) of ReWalk Robotics Ltd.,
(2)	Registration Statements (Form S-1 No. 333-235931, 333-239733, 333-251454 and 333-254147) of ReWalk Robotics Ltd., and
(3)
Registration Statements (Form S-8 No. 333-199688, 333-221357, 333-230485, 333-239258 and 333-267284) pertaining to the ReWalk Robotics Ltd. 2006 Stock Option Plan, ReWalk Robotics Ltd. 2012 Equity Incentive Plan and ReWalk Robotics Ltd. 2014 Incentive Compensation Plan;

of our report dated February 27, 2024, with respect to the consolidated financial statements of ReWalk Robotics Ltd. included in this Annual Report (Form 10-K) of ReWalk Robotics Ltd. for the year ended December 31, 2023.

/s/ KOST FORER GABBAY & KASIERER
A Member of EY Global
February 27, 2024
Tel-Aviv